Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC Income Fund Announces Appointment of New Director
HOUSTON – February 4, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the
“Fund”) is pleased to announce the appointment of Nataly M. Marks as a new independent member of its Board of Directors (the “Board”). Ms. Marks will also serve on the Board’s Audit Committee.
Ms. Marks has served as the President of Triple-S Steel Holdings, Inc. since joining the company in
2022. Triple-S Steel is one of the nation’s largest family-owned steel service centers with over 50 locations across North America and Colombia, offering structural steel, tubing, specialty metals and value-added processing to customers in the construction, manufacturing and infrastructure industries.
As President of Triple-S Steel, Ms. Marks oversees the company’s finance, human resources, operations, information technology and commercial teams, while driving operational excellence, strategic talent development, cybersecurity planning and overseeing enterprise-wide digital transformation initiatives. Ms. Marks also leverages her 20 years of experience in the banking industry to lead the development and execution of Triple-S Steel’s strategic initiatives centered on growth via organic opportunities and acquisitions. Prior to her current role, Ms. Marks served in various leadership roles of increasing responsibility at JPMorgan Chase & Co. from 2009 to 2022, including as
Head of Middle Market Banking for Houston and Central Texas, lead of the National Beverage
Banking Practice and Managing Director of the Corporate Client Banking Group, covering diversified public companies in the South Region. Ms. Marks started her career in investment banking at
JPMorgan, focusing on transactions involving equity and M&A advisory.
Ms. Marks previously served as a member of the board of directors of the United Way of Greater
Houston, the Greater Houston Partnership, where she also served on the executive committee, Vita-
Living Inc., a non-profit organization serving severely disabled adults, and Harris County Education
Foundation. Ms. Marks also served as an Advisory Board Member nominated by former Houston
Mayor Sylvester Turner for the city’s Hurricane Harvey Relief Fund. In 2020, Ms. Marks was recognized as a 40 Under 40 honoree by the Houston Business Journal. Ms. Marks graduated from the
University of Texas at Austin with a B.B.A. in Finance.
“We welcome Nataly to the Board and believe she will bring a unique perspective based on her extensive experience in middle market, corporate and investment banking, and her knowledge of the construction, manufacturing and infrastructure industries,” commented Dwayne L. Hyzak, MSC
Income’s Chief Executive Officer and Chairman of the Board. “In addition, her leadership and executive management experience working at a private company similar to the profile of our typical private loan and lower middle market portfolio companies will bring valuable insights to the Fund’s investment activities.”
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund.
The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.
The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.